AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER ___, 2002

                                                      Registration No. 333-86206

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                              SENSE HOLDINGS, INC.
                 (Name of Small Business Issuer in Its Charter)

           Florida                          334110                  82-0326560
(State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)      Classification Number)       Identific. No.)

                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
          (Address and Telephone Number of Principal Executive Offices)

                            -------------------------

                          Dore Scott Perler, President
                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
            (Name, Address and Telephone Number of Agent For Service)

                         ------------------------------

                        Copies of all communications to:

                           Steven I. Weinberger, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|






         Sense Holdings, Inc. (the "Company") hereby amends its Registration Statement on Form SB-2 by filing this Post- Effective Amendment No. 1.


                          DE-REGISTRATION OF SECURITIES

         Pursuant to the Company's Registration Statement, which became effective with the Securities and Exchange Commission on May 13, 2002, 10,624,784 shares of Common Stock, par value $0.10 per share, were registered under the Securities Act of 1933. The Company is filing this Post Effective Amendment No. 1 to the Registration Statement to de-register an aggregate of 1,129,161 of shares of Common Stock.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 to Form SB-2 and authorized this Post Effective Amendment No. 1 to Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunrise, Florida on October 3, 2002.

                                       SENSE HOLDINGS, INC.


                                       By: /s/ Dore Scott Perler
                                       ---------------------------------
                                       Dore Scott Perler
                                       Chairman, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                      TITLE                            DATE
    ---------                      -----                            ----



/s/ Dore Scott Perler       Chief Executive Officer,            October 17, 2002
---------------------       President and Director
Dore Scott Perler           (Principal Executive Officer)



/s/ Andrew Goldrich         Chief Financial Officer,            October 17, 2002
-------------------         Vice President and Director
Andrew Goldrich             (Principal Accounting Officer)



/s/ Shawn Tartaglia         Chief Technical Officer             October 17, 2002
-------------------         and Director
Shawn Tartaglia



/s/ Julie Slater            Director                            October 17, 2002
----------------
Julie Slater